UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Dividend Capital Total Realty Trust Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 30, 2007

Dear Fellow Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Dividend Capital Total Realty Trust Inc. (the “Annual Meeting”) to be held at The Westin Tabor Center, Lawrence B Conference Room, 1672 Lawrence Street, Denver, CO 80202, on June 21, 2007, at 10 a.m. MST. The matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying materials.

IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON. Let me urge you to mark, sign and date your proxy card today and to return it in the envelope provided.

Sincerely,

John A. Blumberg
Chairman of the Board of Directors
For the Board of Directors of Dividend Capital Total Realty Trust Inc.

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 21, 2007

To the Stockholders of Dividend Capital Total Realty Trust Inc.:

The annual meeting of stockholders of Dividend Capital Total Realty Trust Inc., a Maryland corporation, will be held at The Westin Tabor Center, Lawrence B Conference Room, 1672 Lawrence Street, Denver, CO 80202, on June 21, 2007, at 10 a.m. MST (the “Annual Meeting”). The matters to be considered by stockholders at the Annual Meeting, which are described in detail in the accompanying materials, are:

(i)            the election of five directors to serve until the 2008 annual meeting of stockholders and/or until their respective successors are duly elected and qualify;

(ii)        the approval of certain amendments to the Company’s Charter (the “Charter”) which will cause the Charter to conform with certain guidelines under state securities law;

(iii)    the ratification of the appointment of KPMG LLP as independent registered public accounting firm for the Company for fiscal year 2007; and

(iv)      any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Stockholders of record at the close of business on April 25, 2007 will be entitled to notice of, and to vote at, the Annual Meeting. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. A Proxy Statement, proxy card and self-addressed envelope are enclosed. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE PROXY CARD. Return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you are the record holder of your shares and you attend the meeting, you may withdraw your proxy and vote in person, if you so choose.

Our stock transfer books will remain open for the transfer of our common stock.

By Order of the Board of Directors,

Troy J. Bloom
Secretary
518 Seventeenth Street, 17th Floor
Denver, Colorado 80202
April 30, 2007

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.
518 Seventeenth Street, 17th Floor, Denver, Colorado 80202

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 21, 2007

This Proxy Statement and the accompanying proxy card and notice of annual meeting are provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of Dividend Capital Total Realty Trust Inc., a Maryland corporation, for use at the annual meeting of stockholders to be held on June 21, 2007, and any adjournments or postponements thereof (the “Annual Meeting”). “We,” “our,” “us,” and “the Company” each refers to Dividend Capital Total Realty Trust Inc.

The mailing address of our executive office is 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202. This Proxy Statement, the accompanying proxy card and the notice of annual meeting are first being mailed to holders of our common stock, par value $0.01 per share (the “Common Stock”), on or about April 30, 2007.

A proxy may confer discretionary authority to vote with respect to any matter presented at the Annual Meeting. At the date hereof, management has no knowledge of any business that will be presented for consideration at the Annual Meeting and which would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the Annual Meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their discretion on such matter.

Date, Time and Place for the Annual Meeting

The 2007 Annual Meeting of Stockholders will be held on June 21, 2007 at The Westin Tabor Center, Lawrence B Conference Room, 1672 Lawrence Street, Denver, CO 80202 at 10 a.m. MST.

Matters to be Considered at the Annual Meeting

At the Annual Meeting, holders of the Company’s Common Stock will vote upon:

(i)            a proposal to elect five directors to serve until the 2008 annual meeting of stockholders and/or until their respective successors are duly elected and qualify;

(ii)        the approval of certain amendments to the Company’s Charter (the “Charter”) which will cause the Charter to conform with certain guidelines under state securities law;

(iii)    a proposal to ratify the appointment of KPMG LLP as independent registered public accounting firm for the Company for fiscal year 2007; and

(iv)      any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

GENERAL INFORMATION ABOUT VOTING

Solicitation of Proxies

The enclosed proxy is solicited by and on behalf of our Board of Directors. The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by officers and directors, without additional remuneration, by personal interview, telephone or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record on April 25, 2007 and will provide reimbursement for the cost of forwarding the material.

Stockholders Entitled To Vote

As of the close of business on April 25, 2007, there were outstanding and entitled to vote 76,380,456 shares of our Common Stock. Each share of our Common Stock entitles the holder to one vote. Stockholders of record at the close of business on April 25, 2007 are entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

Required Vote

A quorum will be present if the holders of 50% of the outstanding shares entitled to vote are present, in person or by proxy, at the Annual Meeting. If you have returned a valid proxy or, if you hold your shares in your own name as holder of record and you attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the Annual Meeting may be adjourned by the chairman of the meeting or by the vote of a majority of the votes cast by shares represented at the Annual Meeting until a quorum has been obtained.

For the election of the nominees to our Board of Directors, the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting is sufficient to elect the director if a quorum is present. For the approval of amendments to our Charter, the affirmative vote of holders of shares entitled to cast at least a majority of the votes entitled to be cast at the Annual Meeting is required. For the ratification of KPMG LLP, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment.

If the enclosed proxy is properly executed and returned to us in time to be voted at the Annual Meeting, it will be voted as specified on the proxy unless it is properly revoked prior thereto. If no specification is made on the proxy as to any one or more of the proposals, the shares of Common Stock represented by the proxy will be voted as follows:

(i)            FOR the election of the nominees to our Board of Directors;

(ii)        FOR the approval of certain amendments to the Charter which will cause the Charter to conform with certain guidelines under state securities laws;

(iii)    FOR the ratification of the appointment of KPMG LLP as independent registered public accounting firm for the Company for fiscal year 2007; and

(iv)      in the discretion of the proxy holder on any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.

Abstentions (and broker non-votes) will have the effect of votes against the election of the nominees to our Board of Directors and the amendment of our Charter, but will have no effect on the outcome of the ratification of KPMG LLP or any other matter for which the required vote is a majority of the votes cast. We will not count shares that abstain from voting on a particular matter or broker non-votes as votes cast on such matter.

If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, we are not aware of any other matter to be raised at the Annual Meeting.

Voting

If you hold your shares of our Common Stock in your own name as a holder of record, you may instruct the proxies to vote your shares by signing, dating and mailing the proxy card in the postage-paid envelope provided. In addition, you may vote your shares of our Common Stock in person at the Annual Meeting.

If your shares of our Common Stock are held on your behalf by a broker, bank or other nominee, you will receive instructions from them that you must follow to have your shares voted at the Annual Meeting.

Right to Revoke Proxy

If you hold shares of our Common Stock in your own name as a holder of record, you may revoke your proxy instructions at any time prior to the date and time of the Annual Meeting through any of the following methods:

•       send written notice of revocation, prior to the Annual Meeting, to our Secretary, Mr. Troy J. Bloom, at 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202;

•       properly sign, date and mail a new proxy card to our Secretary; or

•       attend the Annual Meeting and vote your shares in person.

If shares of our Common Stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.

Copies of Annual Report to Stockholders

A copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) for our latest fiscal year will be mailed to stockholders entitled to vote at the Annual Meeting with these proxy materials and is also available without charge to stockholders upon written request to:  Dividend Capital Total Realty Trust Inc., 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202, Attention:  Investor Relations. You can also find an electronic version of our Annual Report on our website at www.dividendcapital.com.

Voting Results

Bank of New York, our independent tabulating agent, will count the votes and act as the Inspector of Election. We will publish the voting results in our Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2007, which we plan to file with the SEC in August 2007.

Confidentiality of Voting

We keep all proxies, ballots and voting tabulations confidential as a matter of practice. We permit only our Inspector of Election, Bank of New York, to examine these documents.

Recommendations of the Board of Directors.

The Board of Directors recommends a vote:

(i)            FOR the election of the nominees to our Board of Directors; and

(ii)        FOR the approval of certain amendments to the Charter which will cause the Charter to conform with certain guidelines under state securities laws; and

(iii)    FOR the ratification of the appointment of KPMG LLP as independent registered public accounting firm for the Company for fiscal year 2007.

BOARD OF DIRECTORS

Our Board of Directors consists of five directors, three of whom are independent directors, as determined by our Board of Directors. Upon the expiration of their current terms at the annual meeting of stockholders in 2007, directors will be elected to serve a term of one year and/or until their successors are duly elected and qualify. Our bylaws provide that a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number of directors shall never be less than three nor more than 15. All officers serve at the discretion of our Board of Directors.

The following table sets forth certain information about our current directors, each of whom is a director nominee:

Name	Age	Position With Us
John A. Blumberg	47	Chairman of the Board and Director
Marc J. Warren	43	President and Director
Charles B. Duke	49	Independent Director
Daniel J. Sullivan	42	Independent Director
John P. Woodberry	44	Independent Director

Information Concerning Directors and the Director Nominees

Set forth below is certain biographical information for our directors, as well as the month and year each was first elected as one of our directors and the beneficial ownership of shares of our Common Stock as of April 30, 2007. For a description of beneficial ownership, see the “Security Ownership of Management and Certain Beneficial Owners” section, and the footnotes thereto, included in this proxy statement.

John A. Blumberg Chairman of the Board and Director 20,000 shares of our Common Stock beneficially owned Age: 47

John A. Blumberg is our chairman and a director and is a manager of Dividend Capital Property management LLC (the “Property Manager.”) Mr. Blumberg is also a principal of our Advisor, Dividend Capital Total Advisors LLC, Dividend Capital Group LLC and Black Creek Capital LLC, a Denver based real estate investment firm which he co-founded in 1993. He is also a co-founder of Mexico Retail Properties LLC and has been its Chief Executive Officer since 2003. Mexico Retail Properties LLC, a joint venture between an affiliate of Black Creek Capital LLC and Equity International Properties, is a fully integrated retail real estate company that acquires, develops and manages retail properties throughout Mexico. Mr. Blumberg has been active in real estate acquisition, development and redevelopment activities since 1993 and as of December 31, 2006, with Evan H. Zucker and James R. Mulvihill, has overseen directly, or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of real estate projects having combined value of approximately $5.2 billion. Prior to co-founding Black Creek Capital LLC, Mr. Blumberg was president of JJM Investments, which owned over 100 shopping center properties in Texas. During the 12 years prior to joining JJM Investments, Mr. Blumberg served in various positions with Manufacturer’s Hanover Real Estate, Inc., Chemical Bank and Chemical Real Estate, Inc., most recently as President of Chemical Real Estate, Inc. and its predecessor company, Manufacturer’s Hanover Real Estate, Inc. In this capacity, Mr. Blumberg oversaw real estate investment banking, merchant banking and loan syndications and was involved in originating over $1 billion worth of participating mortgage and conventional loans during his tenure. Mr. Blumberg holds a Bachelor’s Degree from the University of North Carolina at Chapel Hill.

Marc J. Warren President and Director 20,000 shares of our Common Stock beneficially owned Age: 43

Marc J. Warren is our president and a director. Mr. Warren is also a principal of our Advisor, Dividend Capital Total Advisors LLC, and a managing director at Black Creek Capital LLC, a Denver based real estate investment firm, which he joined in December 2005. From March 2000 until December 2005, Mr. Warren was an executive director in the Global Commercial Real Estate Group at UBS Investment Bank in New York, where he was a senior banker and was responsible for co-managing the firm’s origination team in its role in making principal real estate commitments such as large loans for securitization and UBS’s balance sheet, floating rate loans for portfolio purposes, mezzanine and forward commitment investments, as well as other opportunistic investments. Properties and portfolios financed included office, retail, industrial, multifamily, hospitality, manufactured housing and other assets. Prior to March 2000, Mr. Warren was a director in the Principal Transactions Group of Credit Suisse First Boston in New York. At Credit Suisse First Boston, Mr. Warren specialized in debt financings using the firm’s own capital and was also the co-head of client relationships, origination, and underwriting for transactions for Credit Suisse First Boston’s New York office. For the three years prior to this appointment, he was the senior member of a team that was responsible for

Credit Suisse First Boston’s significant debt investments in the retail, office, and industrial sectors of the market—these investments involved debt, participating debt, and mezzanine structures as well as forward commitments. Prior to this appointment at Credit Suisse First Boston, Mr. Warren was a Vice President in the Real Estate Products Group where he managed commercial mortgage backed securitizations, bulk sales, initial public and secondary offerings, and real estate mergers and acquisitions assignments for generally institutional clients. Mr. Warren’s background also includes nine years at Heller Financial, Inc., where he was responsible for the sourcing, structuring, negotiation and closing of debt, equity and debt/equity investments on a variety of property types, as well as non-performing loan portfolio bids from distressed sellers such as the Resolution Trust Corporation and FDC, among others. Mr. Warren graduated in 1985 from the Real Estate and Urban Land Economics program at the University of Wisconsin Madison. He is a member of the Mortgage Bankers Association, the International Council of Shopping Centers and also serves on the boards of directors and executive committees of several New York-based charitable organizations.

Charles B. Duke Director 4,000 shares of our Common Stock beneficially owned Age: 49

Charles B. Duke is an independent director. Mr. Duke was founder and has been President and Chief Executive Officer of Legacy Imaging, Inc., a manufacturer of aftermarket printer supplies, since 1996. Mr. Duke has been active in entrepreneurial and general business activities since 1980 and has held several executive and management roles throughout his career, including founder, president and owner of Careyes Corporation, a private bank, registered investment advisor and NASD-member company based in Denver, Colorado, Chief Financial Officer at Particle Measuring Systems based in Boulder, Colorado, and Vice President of Commercial Loans at Colorado National Bank. Mr. Duke also spent four years with Kirkpatrick Pettis, the investment banking subsidiary of Mutual of Omaha, as Vice President of Corporate Finance, involved in primarily mergers and acquisitions, financing and valuation activities. Mr. Duke graduated from Hamilton College in 1980 with a Bachelor’s Degree in Economics and English.

Daniel J. Sullivan Director 4,000 shares of our Common Stock beneficially owned Age: 42

Daniel J. Sullivan is an independent director. Mr. Sullivan has been a graduate student in political theory in the doctoral program at The Catholic University of America in Washington, D.C. since 2003. Prior to that, from 2002 to 2003, Mr. Sullivan was a private consultant and from 1998 to 2002, he was Director of Business Development at Jordan Industries Inc. Mr. Sullivan has seventeen years of international business, consulting, and private equity investment experience, including over four years, from 1987 through 1991, in the real estate industry as an appraiser, property analyst, and investment banker with Manufacturer’s Hanover Real Estate Investment Banking Group in New York. During that time, Mr. Sullivan participated in the structuring and private placement of over $1 billion in long term, fixed rate, and multi property mortgage financings for the bank’s corporate clients. Mr. Sullivan holds a Master of Arts in political theory from The Catholic University of America in Washington, D.C. and a Bachelor of Arts in history from Boston College in Chestnut Hill, Massachusetts.

John P. Woodberry Director 4,000 shares of our Common Stock beneficially owned Age: 44

John P. Woodberry is an independent director. Mr. Woodberry has been active in finance and investing activities since 1991. Mr. Woodberry is currently the President and Co-Chief Investment Officer of Independence Capital Asset Partners, LLC. Previously, from 2001 to 2004, Mr. Woodberry was a senior research analyst at Cobalt Capital, a New York City-based hedge fund. From 1998 to 2001, Mr. Woodberry worked for Minute Man Capital Management and Trident Investment Management, each a New York City-based hedge fund. From 1995 to 1998, Mr. Woodberry worked at Templeton Investments. Mr. Woodberry has an MBA from Harvard Business School and an AB Degree from Stanford University.

Legal Proceedings Involving Directors and Executive Officers

There are no legal proceedings ongoing as to which any director or executive officer of the Company, or any associate of any such director or executive officer is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

Determination of Director Independence

We currently have a total of five directors on our board of directors, three of whom are independent of us, Dividend Capital Total Advisors LLC, or the Advisor, and our respective affiliates. An “independent director” is a person who is not associated, and has not been associated within the last two years, directly or indirectly, with us, our sponsor or the Advisor. We refer to our directors who are not independent as our “affiliated directors.”

Statement on Corporate Governance

Overview.   We emphasize the importance of professional business conduct and ethics through our corporate governance initiatives. Our Board of Directors consists of a majority of independent directors. A majority of our Audit Committee and Investment Committee are independent directors.

Our Board of Directors currently is reviewing a draft Code of Business Conduct and Ethics, which will apply to all employees, officers and directors, including our president and our chief financial officer. We presently intend to disclose the Code of Business Conduct and Ethics on our website at http://www.dividendcapital.com upon adoption by our board of directors. We presently expect that our board of directors must approve any amendment to or waiver of the Code of Business Conduct and Ethics. We also presently intend to disclose amendments and waivers, if any, of the Code of Business Conduct and Ethics on our website; however, if we change our intention, we will file any amendments or waivers with a current report on Form 8-K.

Our internet address is http://www.dividendcapital.com. We make available, free of charge through a link on our site, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to such reports, if any, as filed with the SEC as soon as reasonably practicable after such filing. You may also obtain these documents in print by writing us at 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202, Attention: Investor Relations.

Board and Committee Meetings

During the year ended December 31, 2006, our Board of Directors held nine meetings. No director attended fewer than 75 percent of all meetings of our Board of Directors and the committees on which such director served. The Board of Directors has two standing committees: the Audit Committee and the Investment Committee. During 2006, the Audit Committee met four times and the Investment Committee held no meetings. Although director attendance at our annual meeting each year is encouraged, we do not have an attendance policy.

Audit Committee.   The members of the Audit Committee are Messrs. Charles B. Duke and Daniel J. Sullivan, each an independent director, and Marc J. Warren, an affiliated director. The Audit Committee currently is not required to operate under a written charter, but is considering the adoption of a written charter to be approved by our Board of Directors. The Board of Directors has determined that each member of the Audit Committee is financially literate. The Board of Directors has determined that Mr. Charles B. Duke qualifies as an “Audit Committee Financial Expert” as defined by the rules of the SEC.

The Audit Committee meets on a regular basis, at least quarterly and more frequently as necessary. The Audit Committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process.

Investment Committee.   The members of the Investment Committee are Messrs. Charles B. Duke and Daniel J. Sullivan, each an independent director, and Marc J. Warren, an affiliated director. Our Board of Directors has delegated to the Investment Committee (a) certain responsibilities with respect to specific real property and securities investments proposed by the Advisor and (b) the authority to review our investment policies and procedures on an ongoing basis and recommend any changes to our Board of Directors.

With respect to real property investments, the Board of Directors has delegated to the Investment Committee the authority to approve all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions, for a purchase price, total project cost or sales price of up to $25,000,000, including the financing of such acquisitions and developments. The Board of Directors, including a majority of the independent directors, must approve all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions, for a purchase price, total project cost or sales price greater than $25,000,000, including the financing of such acquisitions and developments. During the year ended December 31, 2006, all real property acquisitions were approved by the Board of Directors.

With respect to securities and debt related investments, the Board of Directors has delegated to the Investment Committee the authority to approve securities investment thresholds as well as certain responsibilities for approving ongoing monitoring and rebalancing measures within the context of the board approved securities and debt related investment strategy and asset allocation framework.

Compensation Committee.   We do not have a standing Compensation Committee. Our Board of Directors may establish a Compensation Committee in the future to administer our equity incentive plan. The primary function of the Compensation Committee would be to administer the granting of awards to the independent directors and selected employees of the Advisor, based upon recommendations from the Advisor, and to set the terms and conditions of such awards in accordance with the equity incentive plan. The Compensation Committee, if formed, will be comprised entirely of independent directors.

Nominating Committee.   We do not have a standing nominating committee. Our Board of Directors has determined that it is appropriate for us not to have a nominating committee because all of the matters which a nominating committee would be responsible for are presently considered by all the members of our Board of Directors.

Nominations of individuals for election to our Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to our notice of meeting, (ii) by or at the direction of our Board of Directors or (iii) by any stockholder of the Company who was a stockholder of record both at the time of the giving of notice and at the time of the annual meeting of stockholders, who is entitled to vote at the meeting and who complied with the notice procedures set forth in our Bylaws.

Each member of our Board of Directors participates in the consideration of director nominees. The process followed by our Board of Directors to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of our Board. In considering whether to recommend any particular candidate for inclusion in its slate of recommended director nominees, our Board of Directors considers various criteria including the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and ability to act in the interests of all stockholders. The Board does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Board believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend individuals to our Board of Directors for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials. Assuming that appropriate biographical and background material has been provided on a timely basis, our Board of Directors will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Our Bylaws provide certain procedures that a stockholder must follow to nominate individuals for election to the Board of Directors. Nominations for director at an annual stockholder meeting must be submitted in writing to the Company’s Secretary at Dividend Capital Total Realty Trust Inc., 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202. The Secretary must receive the notice of a stockholder’s intention to introduce a nomination at an annual stockholders meeting (together with certain required information set forth in the Company’s Bylaws) not earlier than the 150th day nor later than 5:00 pm, Mountain Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; or in the event that the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 pm, Mountain Time, on the later of the 120th day prior to the day of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

Stockholder and Interested Party Communications with Directors

The Company provides the opportunity for stockholders and other interested parties to communicate with the members of the Board of Directors. Stockholders and other interested parties can contact the members of the Board of Directors as a group to provide comments, to report concerns, or to ask a question, at the following address:

The Board of Directors of Dividend Capital Total Realty Trust Inc.
c/o Mr. Troy J. Bloom, Secretary
518 Seventeenth Street, 17th Floor
Denver, Colorado 80202

AUDIT COMMITTEE REPORT

The report of our Audit Committee is provided below.

Report of the Audit Committee

In accordance with, and to the extent permitted by the rules of the Securities and Exchange Commission (the “SEC”), the information contained in the following Report of the Audit Committee shall not be incorporated by reference into any of the Company’s future filings made under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be “soliciting material” or to be “filed” under the Exchange Act or the Securities Act of 1933, as amended.

The Audit Committee currently is not required to operate under a written charter, but is considering the adoption of a written charter to be approved by our Board of Directors. If the Committee adopts a written charter, upon approval by our Board of Directors, our charter will be available on the Company’s website at http://www.dividendcapital.com.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate in accordance with generally accepted accounting principles. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management the audited financial statements in the annual report to stockholders.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards 61, as modified or supplemented, other standards of the Public Company Accounting Oversight Board (United States), rules of the SEC, and other applicable regulations, including the auditor’s judgment as to the quality, not just the acceptability, of the accounting principles, the consistency of their application and the clarity and completeness of the audited financial statements.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independent Standards Board Standard No. 1, as modified or supplemented, and has discussed with the independent registered public accounting firm their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors agreed) that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2006 for filing with the SEC. The Audit Committee and the Board of Directors also have recommended ratification,of the selection of the Company’s independent registered public accounting firm for fiscal year 2007.

THE AUDIT COMMITTEE
Charles B. Duke
Daniel J. Sullivan
Marc J. Warren

Principal Accountant Fees and Services

During the year ended December 31, 2006, we engaged KPMG LLP to provide us with audit services. Services provided included the examination of annual financial statements, review of unaudited quarterly financial information, review and consultation regarding filings with the SEC, assistance with management’s evaluation of internal accounting controls and consultation on financial accounting and reporting matters.

Total fees for the year ended December 31, 2006 and for the period from April 11, 2005 (inception) to December 31, 2005, were approximately $417,000 and $115,000, respectively. All fees were determined to be Audit Fees. Audit Fees are fees incurred for the audits of the consolidated financial statements; consultation on audit related matters and required review of SEC filings. This category also includes review of, and consents for, filings with the SEC related to our initial public offering.

The Audit Committee of our Board of Directors has considered all services provided by the independent registered public accounting firm to us and concluded this involvement is compatible with maintaining the auditors’ independence.

The Audit Committee of our Board of Directors is responsible for appointing our independent registered public accounting firm and approving the terms of the independent registered public accounting firm’s services. All engagements for services in 2006 and 2005 were pre-approved by the Audit Committee of our Board of Directors.

The Audit Committee of our Board of Directors intends to develop a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent registered public accounting firm. This policy would be subject to certain guidelines and pre-approved services that, in the judgment of management and the auditor, would not violate the auditor’s independence. At the end of each quarter, or at any time cumulative fees not previously reported to the Audit Committee of our Board of Directors exceed $500,000, management intends to create a schedule of the services performed which would then be subject to review and approval by the Audit Committee.

EXECUTIVE OFFICERS

The following table shows the names and ages of our present executive officers and the positions held by each individual. A description of the business experience of each for at least the past five years follows the table.

Name	Age	Position
Marc J. Warren	43	President and Director
John E. Biallas	45	Chief Operating Officer
Troy J. Bloom	31	Secretary
James R. Giuliano III	49	Chief Financial Officer and Treasurer
Michael J. Kelly	39	Chief Acquisitions Officer

For information regarding Mr. Warren, see the “Information Concerning Directors and the Director Nominees” section of this proxy statement.

John E. Biallas serves as our Chief Operating Officer. From January 2006 until June 2006, Mr. Biallas served as our Chief Financial Officer and Treasurer. From its inception until January 2006, Mr. Biallas served as our President, Secretary and a director. Mr. Biallas has been active in finance, investment and operational activities in the real estate and technology industries since 1988. Mr. Biallas joined Dividend Capital Group in February 2005, where he currently serves as Vice President of Finance and Operations. From September 2003 until January 2005, Mr. Biallas was engaged in private consulting activities, and from February 2002 until August 2003, he was Senior Financial Officer at Ameriton Properties

Incorporated, a multifamily real estate investment subsidiary of Archstone Smith, where he had overall responsibility for Ameriton’s financial operations, including debt financing activities, investor relations, accounting and financial reporting. From 2000 to 2002, Mr. Biallas was a Senior Director in the corporate finance group at Level 3 Communications, a public telecommunications company based in Denver, Colorado. From 1995 to 1999, Mr. Biallas served as Vice President for Security Capital Group, a real estate investment firm, formerly based in Santa Fe, New Mexico, which was acquired by GE Capital in 2003. During his tenure with Security Capital Group, Mr. Biallas was responsible for various investment research, financial operations, strategic planning, capital markets and investment acquisition related activities for its real estate affiliates, which included ProLogis, Archstone Smith, Regency Centers, Homestead Village, Belmont Corp., Security Capital European Realty, and various other real estate investment and operating companies. In addition, from 1988 to 1991, Mr. Biallas was a financial analyst with the real estate investment banking group at Goldman Sachs, located in New York, New York. Mr. Biallas received his Bachelor’s Degree in Computer Engineering Magna Cum Laude from the University of Michigan and his MBA from the Stanford University Graduate School of Business.

Troy J. Bloom serves as our Vice President of Finance and Secretary. From inception until December, 2005, Mr. Bloom served as our Treasurer and a director. Mr. Bloom has been active in investment banking, capital raising and structured financings for real estate and other corporate clients since 1999. Mr. Bloom joined Black Creek Capital LLC, a Denver based real estate investment firm in September 2003, where he is currently a Managing Director and is responsible for transaction structuring and capital raising for Black Creek Capital LLC and its affiliated entities. Prior to joining Black Creek Capital LLC, from 1999 to 2003, Mr. Bloom held various investment banking positions with Merrill Lynch, most recently as an Associate in the Global Markets & Investment Banking Division, where he participated in structured finance transactions involving real estate and other asset classes. Mr. Bloom holds a Bachelor’s Degree in Finance with honors from Pennsylvania State University.

James R. Giuliano III is our Chief Financial Officer and Treasurer. Mr. Giuliano has over 20 years experience in the real estate industry as a senior executive and is also Chief Financial Officer and Chief Operating Officer of Black Creek Capital LLC, a Denver based real estate investment firm which he joined in May 2006. From 2003 to 2005, Mr. Giuliano served as Executive Vice President and Chief Financial Officer of Empire Companies, an Ontario, California-based company involved in diverse real estate activities including land development, master planned communities and multifamily and retail development and operations. From 2000 to 2003, he was President and Chief Executive Officer of MerchantWired LLC, based in Indianapolis, Indiana, which provided technology solutions to customers in the national retail real estate industry. From 1996 to 2000, Mr. Giuliano served as Principal Financial Officer for Operations of Simon Property Group, one of the nation’s largest retail REITs, where he was a member of the executive management team and oversaw all financial operations for the parent company and led a financial staff of over 200 professionals. In 1998, Mr. Giuliano also became President of Simon Global Investments, a wholly owned subsidiary of Simon Property Group, formed to enable expansion of that company’s business into global markets. From 1993 to 1996, he was Chief Financial Officer and a member of the Board of Directors of DeBartolo Realty Corporation, a publicly traded retail mall REIT in the U.S. where, in addition to managing the corporate finance function, he oversaw the $1.1 billion initial public offering on behalf of the company. Prior thereto, Mr. Giuliano spent ten years and became a partner in public accounting at Kenneth Leventhal & Company, where he served primarily real estate clients. Mr. Giuliano is a Certified Public Accountant and holds a Bachelor’s Degree in Accounting from Babson College.

Michael J. Kelly joined our firm as Chief Acquisitions Officer in August 2006, where he maintains overall responsibility for portfolio construction, acquisitions and dispositions related to direct real estate assets. Mr. Kelly has been involved with private and public real estate companies since 1989, and over the course of his career he has directly sourced and closed real estate transactions with an aggregate value of over $2.6 billion across 20 different cities within the United States. From January 2004 until July 2006, Mr. Kelly was Senior Vice President and Director of Acquisitions and Dispositions for United Dominion Realty Trust (NYSE: UDR), where he was a member of that company’s investment committee and was responsible for the acquisitions and dispositions group, which closed over $1.6 billion in transactions. From April 2000 to January 2004, Mr. Kelly was Senior Vice President at Urdang & Associates, where he sourced and closed multifamily transactions consisting of over 4,100 units and 19 properties across five cities. Prior thereto, Mr. Kelly was a principal at Lend Lease Real Estate Investments, where he assisted in more than doubling the multifamily assets under management of that firm during his tenure. In addition, Mr. Kelly was Vice President and an original shareholder of Apartment Realty Advisors Inc., based in Atlanta, Georgia, where he was directly involved in the sale of over $980 million of apartment communities throughout the Southeast, encompassing over 58 separate transactions and 17,600 units. Mr. Kelly received his Bachelor’s Degree in Business Administration from the University of Notre Dame and obtained his Certified Public Accountant designation in 1992.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

We are party to an advisory agreement with Dividend Capital Total Advisors LLC, our Advisor, pursuant to which our Advisor manages our day-to-day activities and implements our investment strategy. In addition, the Advisor is obligated to use its best efforts, subject to the oversight, review and approval of our board of directors, to, among other things, research, identify, review and make investments in and dispositions of real property, real estate securities and debt related investments on our behalf consistent with our investment policies and objectives. The Advisor performs its duties and responsibilities under the Advisory Agreement as a fiduciary of the Company and our stockholders. The term of the Advisory Agreement is for one year and expires in January of each calendar year, subject to renewals by the board of directors for an unlimited number of successive one-year periods. Our officers and our affiliated directors are all employees of the Advisor.

We pay certain fees to the Advisor and its affiliates in connection with services they provide to us. In the event the Advisory Agreement is terminated, the Advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination. We will not reimburse the Advisor or its affiliates for services for which the Advisor or its affiliates are entitled to compensation in the form of a separate fee.

Because our Advisory Agreement provides that our Advisor will assume principal responsibility for managing our affairs, our officers, in their capacities as such, do not receive compensation directly from us. However, in their capacities as officers or employees of our Advisor or its affiliates, they will devote such portion of their time to our affairs as is required for the performance of the duties of our Advisor under the Advisory Agreement. Our Advisor has informed us that, because the services performed by its officers or employees in their capacities as such are not performed exclusively for us, it cannot segregate and identify that portion of the compensation awarded to, earned by or paid to our executive officers by the Advisor that relates solely to their services to us, other than any compensation paid to them in the form of equity interests in us.

Below is a summary of the fees and other amounts earned by our Advisor in connection with services performed for us during the year ended December 31, 2006.

2006
Acquisition Fees	$4,542,000
Asset Management Fees	$722,000
Expense Reimbursements	$273,000
Total	$5,537,000

As of the date of this proxy statement, we have paid to our Advisor (i) acquisition fees of approximately $8.0 million in connection with our real property acquisitions, and (ii) asset management fees of approximately $1.4 million in connection with management of the real property assets, real estate securities and debt related investments in our portfolio.

The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, that are payable by us to the Advisor. The maximum amount that we may pay with respect to such compensation, fees and reimbursement of expenses is also set forth below.

Summary of Fees, Commissions and Reimbursements

•Organizational and Offering Expense Reimbursement—the Advisor or its affiliates(1)

Up to 1.5% of the aggregate gross proceeds from the sale of shares in the primary portion of our ongoing public offering to reimburse the Advisor for incurring or paying our cumulative organizational and offering expenses (excluding the sales commission and the dealer manager fee).

•Acquisition Fees—the Advisor(2)

The acquisition fees are payable to the Advisor (all or a portion of which may be reallowed to the Advisor’s product specialists) in connection with the acquisition, development or construction of real properties. These fees are payable to the Advisor in connection with each real property investment acquired on our behalf and will vary depending on whether the asset acquired is in the operational, development or construction stage. For each real property acquired in the operational stage, the acquisition fee will be an amount equal to up to 2.0% of the purchase price of the property, until such time as we have invested an aggregate amount of $500,000,000 in properties acquired in the operational stage, at which time the acquisition fee will be reduced to up to 1.0% for properties acquired thereafter. For each real property acquired prior to or during the development or construction stage, the acquisition fee will be an amount equal to up to 4.0% of the total project cost (which will be the amount actually paid or allocated to the purchase, development, construction or improvement of a property exclusive of acquisition fees and acquisition expenses).

•Asset Management Fees—the Advisor(3)

The asset management fees are payable to the Advisor (all or a portion of which may be reallowed to the Advisor’s product specialists) in connection with the active oversight and investment management of the real property, real estate securities and debt related assets in our portfolio.

Prior to the Dividend Coverage Ratio Date (as defined below):

For Direct Real Properties (as defined below), the asset management fee will consist of a monthly fee not to exceed one-twelfth of 0.75% of the aggregate cost (before non-cash reserves and depreciation) of all Direct Real Properties;

For Product Specialist Real Properties (as defined below), the asset management fee will consist of (i) a monthly fee not to exceed one-twelfth of 0.50% of the aggregate cost (before non-cash reserves and depreciation) of Product Specialist Real Properties; and (ii) a monthly fee not to exceed 6% of the aggregate monthly net operating income derived from all Product Specialist Real Properties.

After the Dividend Coverage Ratio Date:
For all real properties, the asset management fee will consist of: (i) a monthly fee not to exceed one-twelfth of 0.50% of the aggregate cost (before non-cash reserves and depreciation) of all real property assets within our portfolio; and (ii) a monthly fee not to exceed 8.0% of the aggregate monthly net operating income derived from all real property assets within our portfolio.

“Direct Real Properties”: shall mean those real properties acquired directly by us without the advice or participation of a product specialist engaged by the Advisor.

“Dividend Coverage Ratio”:   shall mean, as to any given fiscal quarter, the total amount of distributions made by us in that fiscal quarter divided by the aggregate funds from operations for that fiscal quarter.

“Dividend Coverage Ratio Date”: shall be the date on which our dividend coverage ratio has been less than or equal to 1.00 for two consecutive fiscal quarters.

“Product Specialist Real Properties”:   shall mean those real properties acquired by us pursuant to the advice or participation of a product specialist engaged by the Advisor pursuant to a contractual arrangement.

In addition, the asset management fee for all real property assets includes a fee of 1.0% of the sales price of individual real property assets upon disposition.

For securities assets and debt related investments, the asset management fee will consist of a monthly fee equal to one twelfth of 1.0% of the aggregate value of all securities investments within our portfolio.

(1)          The organizational and offering expense reimbursement consists of compensation for incurrence on our behalf of legal, accounting, printing and other offering expenses, including for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock, which shall include development of marketing materials and marketing presentations, planning and participating in due diligence and marketing meetings and generally coordinating the marketing process for us. The Advisor and its affiliates will be responsible for the payment of our cumulative organizational and offering expenses, other than the sales commission and the dealer manager fee, to the extent they exceed 1.5% of the aggregate gross proceeds from the sale of shares of our common stock sold in the primary offering on a best efforts basis without recourse against or reimbursement by us.

(2)          We pay the Advisor the acquisition fee amount upon the closing of a real property acquisition transaction for properties that are in the operational stage or as a percentage of completion for properties in the development stage. Our charter limits our ability to pay acquisition fees if the total of all acquisition fees and expenses relating to the purchase would exceed 6.0% of the contract purchase price or total development cost. Under our charter, a majority of our board of directors, including a majority of the independent directors, would have to approve any acquisition fees (or portion thereof) which would cause the total of all acquisition fees and expenses relating to a real property acquisition to exceed 6.0% of the purchase price.

(3)          The Advisor must reimburse us at least annually for reimbursements paid to the Advisor in any year to the extent that such reimbursements to the Advisor cause our operating expenses to exceed the greater of (1) 2.0% of our average invested assets, which generally consists of the average book value of our real properties before reserves for depreciation or bad debts and the average book value of securities, or (2) 25.0% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation and bad debt, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including asset management fees, but excluding (a) the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees, acquisition expenses (including expenses relating to potential acquisitions that we do not close), real estate commissions on the resale of real property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other real property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

Compensation of Directors

We pay each of our independent directors $7,500 per quarter plus $1,000 for each Board or Committee meeting attended. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board. If a director is also one of our officers, we will not pay additional compensation for services rendered as a director.

On April 3, 2006, each of our then-serving non-employee directors, Charles B. Duke, John P. Woodberry and Daniel J. Sullivan, was automatically granted an option to purchase 10,000 shares of our common stock under our equity incentive plan with an exercise price equal to $11 per share. In addition, we intend to grant stock based awards to each of our independent directors then in office on the date of each annual stockholder’s meeting, which awards will be granted under our equity incentive plan and subject to the conditions and restrictions thereof.

The following table is presented for the year ended December 31, 2006 and does not include prospective options to be granted to our non-employee directors, as noted above as of the annual stockholder’s meeting:

Director Compensation Table for Fiscal Year 2006

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Total ($)
John A. Blumberg	$—	$—	$—
Marc J. Warren	—	—	—
Charles B. Duke	43,000	1,698	44,698
Daniel J. Sullivan	43,000	1,698	44,698
John P. Woodberry	39,000	1,698	40,698

(1)             Represents the expense amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2006 in accordance with SFAS 123R. The assumptions we used for calculating the grant date fair values are set forth in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission on March 23, 2007.

Equity Incentive Plan

We have adopted an equity incentive plan, effective January 12, 2006, which we use to attract and retain qualified independent directors, employees, advisors and consultants providing services to us who are considered essential to our long-range success by offering these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. The equity incentive plan provides for the granting of stock options, stock appreciation rights, restricted stock, stock units, and/or other stock based awards to those independent directors, employees, advisors and consultants of ours and of the Advisor selected by the plan administrator for participation in the equity incentive plan. Any such stock options, stock appreciation rights, restricted stock, stock units, and/or other stock based awards will provide for exercise prices, where applicable, that are not less than the fair market value of our common stock on the date of the grant.

Our Board of Directors or, if the Board delegates its authority, our Compensation Committee, administers the equity incentive plan as the plan administrator, with sole authority to select participants, determine the types of awards to be granted and all the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. No awards will be granted under the plan if the grant, vesting and/or exercise of the awards would jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under our Charter. Unless determined by the plan administrator, no award granted under the equity incentive plan will be transferable except through the laws of descent and distribution.

The equity incentive plan provides that no more than 5 million shares of our common stock are available for issuance under the equity incentive plan. No more than 200,000 shares may be made subject to stock options and stock appreciation rights under the equity incentive plan to any individual in any single calendar year, and no more than 200,000 shares may be made subject to awards other than stock options and stock appreciation rights under the equity incentive plan to any individual in any single calendar year. In addition, in connection with the adoption of the equity incentive plan, our Board of Directors adopted an administrative rule to the effect that the Board will not approve the issuance of new awards under the equity incentive plan (other than the initial grant of options to our non-employee directors, described below) if, after giving pro forma effect to such issuance, the aggregate number of shares of our common stock subject to all outstanding awards exceeds 4% of the sum of (i) number of shares of our then outstanding common stock and (ii) the number of then outstanding partnership units of the Operating Partnership, other than those held by the Company. If any shares subject to an award under the equity incentive plan are forfeited, cancelled, exchanged or surrendered of if an award terminates or expires without a distribution of shares, or if shares are surrendered or withheld as payment of either the exercise price of an award or withholding taxes in respect of an award, those shares will again be available for awards under the equity incentive plan. In the event of certain corporate transactions affecting our common stock, such as, for example, a reorganization, recapitalization, merger, spin-off, split-off, stock dividend or extraordinary dividend, the plan administrator will have the sole authority to determine whether and in what manner to equitably adjust the number and type of shares and the exercise prices applicable to outstanding awards under the plan, the number and type of shares reserved for future issuance under the plan, and, if applicable, performance goals applicable to outstanding awards under the plan.

Under the equity incentive plan, the plan administrator will determine the treatment of awards in the event of a change in our control. The equity incentive plan will automatically expire on the tenth anniversary of the date on which it is adopted, unless extended or earlier terminated by the Board of Directors. The Board of Directors may terminate the equity incentive plan at any time. The expiration or other termination of the equity incentive plan will have no adverse impact on any award that is outstanding at the time the equity incentive plan expires or is terminated without the consent of the holder of the outstanding award. The Board of Directors may amend the equity incentive plan at any time, but no amendment will adversely affect any award on a retroactive basis without the consent of the holder of the outstanding award, and no amendment to the equity incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the equity incentive plan.

On April 3, 2006, each of our then-serving non-employee directors, Charles B. Duke, John P. Woodberry and Daniel J. Sullivan, was automatically granted an option to purchase 10,000 shares of our common stock (subject to adjustment as provided above) under the equity incentive plan with an exercise price equal to $11 per share. Each newly appointed non-employee director shall be granted an option to purchase 10,000 shares of our common stock under the equity incentive plan with an exercise price that is no less than the fair market value of our common stock on the date of grant. The equity incentive plan provides for the automatic grant to each of our non-employee directors who is serving as of each of our annual stockholders meetings an option on 5,000 shares of our common stock (subject to adjustment as provided above) having a term that is no longer than 10 years and an exercise price that is no less than the fair market value of our common stock on the date of grant. No options will be awarded under these automatic grant provisions of the equity incentive plan if it would result in our being “closely-held” under the Code, jeopardize our status as a REIT under the Code or otherwise violates the ownership and transfer restrictions under our charter.

Pursuant to our equity incentive plan, we will automatically grant our current non-employee directors, Charles B. Duke, John P. Woodberry and Daniel J. Sullivan, an option to purchase 5,000 shares of our common stock as of the date of our June 2007 annual stockholders meeting. These amounts are not included in the tables presented above.

Compensation Committee Report

The Board of Directors has reviewed and discussed the Compensation Discussion and Analysis for 2006 with the Company’s management.

Based on this review and their discussions, the Board of Directors has approved the inclusion of the Compensation Discussion and Analysis for 2006 in the Company’s Annual Report on Form 10-K for the

fiscal year ended December 31, 2006 and the Proxy Statement for the 2007 Annual Meeting of Stockholders to be filed with the Securities and Exchange Commission.

The Board of Directors
John A. Blumberg
Marc J. Warren
Charles B. Duke
Daniel J. Sullivan
John P. Woodberry

Compensation Committee Interlocks and Insider Participation

Because our Advisory Agreement provides that our Advisor will assume principal responsibility for managing our affairs, our officers, in their capacities as such, do not receive compensation directly from us.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Montecito Investments, LLC, an affiliate of the Advisor, currently owns 200 shares of our common stock. The Advisor and the parent of the Advisor have also contributed $201,000 to the Operating Partnership in exchange for OP Units and are currently its sole limited partners. For so long as the Advisor serves as our Advisor, neither the Advisor nor the parent of the Advisor may sell these OP Units.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202.

Shares of Our Common Stock and OP Units

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Common Stock
Montecito Investments, LLC(2)	200 Shares		*
Dividend Capital Total Advisors LLC(3)	20,000 OP Units	(4)	*
Dividend Capital Total Advisors Group LLC(3)	100 Special Units	(5)	*
John A. Blumberg(3) (Chairman and Director)	20,000 OP Units	(4)	*
Marc J. Warren (President and Director)	20,000 OP Units	(4)	*
Charles B. Duke (Independent Director)	4,000	(6)	*
Daniel J. Sullivan (Independent Director)	4,000	(6)	*
John P. Woodberry (Independent Director)	4,000	(6)	*
John E. Biallas (Chief Operating Officer)	—		*
Troy J. Bloom (Secretary)	—		*
James R. Giuliano III (Chief Financial Officer and Treasurer)	—		*
Michael J. Kelly (Chief Acquisitions Officer)	—		*
Beneficial ownership of common stock and OP Units by all directors and executive officers as a group (9 persons)(3)	32,000	(7)	*

*                    Less than 1%.

(1)          Except as otherwise indicated below, each beneficial owner has the sole power to vote and dispose of all common stock held by that beneficial owner. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Common stock issuable pursuant to options, to the extent such options are exercisable within 60 days, are treated as beneficially owned and outstanding for the purpose of computing the percentage ownership of the person holding the option, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)          Montecito Investments, LLC is presently directly or indirectly controlled by Evan H. Zucker.

(3)          The Advisor and the parent of the Advisor are presently each directly or indirectly controlled by one or more of the following and/or their affiliates: John A. Blumberg, Thomas I. Florence, James R. Mulvihill, Marc J. Warren, Thomas G. Wattles and Evan H. Zucker. With respect to Messrs. Blumberg and Warren, their beneficial ownership consists solely of 20,000 OP Units held by the Advisor. Messrs. Blumberg and Warren disclaim beneficial ownership of the OP Units held by the Advisor except to the extent of their pecuniary interest therein.

(4)          Represents OP Units that are redeemable for shares of our common stock under certain circumstances. No OP Units have been redeemed for shares of our common stock as of December 31, 2006. For purposes of the percentages on this table, we have assumed full redemption of OP Units for shares of our common stock.

(5)          Represents Special Units that are entitled to distributions from the Operating Partnership under certain circumstances.

(6)          On April 3, 2006, pursuant to the terms of our equity incentive plan, each of our non-employee directors, Charles B. Duke, John P. Woodberry and Daniel J. Sullivan, was automatically granted a non-qualified option to purchase 10,000 shares of our common stock. Each such option has a maximum term of ten years and will vest according to the following schedule: 20% of the covered shares on the date of grant, and an additional 20% of such shares on each of the first four anniversaries of the date of grant, subject in each case to the director continuing to serve on our board as of such vesting date.

(7)          Includes 20,000 OP Units and options to purchase 12,000 shares of our common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, executive officers and persons beneficially owning more than ten percent of a registered class of a company’s equity securities to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC. We were not subject to the reporting requirements of Section 16(a) for the year ended December 31, 2006.

To our knowledge, no person owns or beneficially owns more than ten percent of our outstanding shares of common stock as of the date of this proxy statement.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Advisory Agreement

The Advisor is an affiliate of ours. We rely on the Advisor to manage our day-to-day activities and to implement our investment strategy. We, the Operating Partnership and the Advisor are party to the Advisory Agreement. The Advisor performs its duties and responsibilities under the Advisory Agreement as our fiduciary.

Under the terms of the Advisory Agreement, the Advisor uses its best efforts, subject to the oversight, review and approval of the board of directors, to perform the following:

•       Participate in formulating an investment strategy and asset allocation framework consistent with achieving our investment objectives;

•       Research, identify, review and recommend to our board of directors for approval real property and real estate related securities acquisitions and dispositions consistent with our investment policies and objectives;

•       Structure the terms and conditions of transactions pursuant to which acquisitions and dispositions of real properties and securities will be made;

•       Actively oversee and manage our real property and securities investment portfolios for purposes of meeting our investment objectives;

•       Manage our day-to-day affairs, including financial accounting and reporting, investor relations, marketing, informational systems and other administrative services on our behalf;

•       Select joint venture partners and product specialists, structure corresponding agreements and oversee and monitor these relationships;

•       Arrange for financing and refinancing of our assets; and

•       Recommend various liquidity events to our board of directors, when appropriate.

The Advisory Agreement may be terminated:

•       Immediately by us for “cause,” (as defined in the Advisory Agreement) or upon the bankruptcy of the Advisor, or upon a material breach of the Advisory Agreement by the Advisor;

•       Without cause by a majority of our independent directors upon 60 days’ written notice; or

•       With “good reason” (as defined in the Advisory Agreement) by the Advisor upon 60 days’ written notice.

Compensation to the Advisor and Affiliates

The Advisor and other affiliates will receive compensation and fees for services related to our initial public offering and for the investment and management of our assets, subject to review and approval of our independent directors. These include sales commissions, dealer manager fees, distribution reinvestment plan servicing fees, acquisition fees, asset management fees, property management fees, real estate commissions and potential other fees. In addition, Dividend Capital Total Advisors Group LLC, the parent of the Advisor, has been issued and owns partnership units in the Operating Partnership constituting a separate series of partnership interests with special distribution rights, which we refer to as the “Special Units.” See “Compensation Discussion and Analysis—Management Compensation” for a detailed description of the amounts payable to the Advisor and affiliates.

Dealer Manager Agreement

We are a party to a dealer manager agreement dated January 3, 2006, or the Dealer Manager Agreement, with the Dealer Manager. The Dealer Manager is an affiliate of ours and a member firm of the NASD. The Dealer Manager was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of Dividend Capital affiliated entities. Under the Dealer Manager Agreement, the Dealer Manager provides certain sales, promotional and marketing services to us in connection with the distribution of the shares of common stock offered pursuant to our prospectus. We pay the Dealer Manager a sales commission of up to 6.0% of the gross proceeds from the sale of shares of our common stock sold in the primary offering and a dealer manager fee of up to 2.5% of the gross proceeds from the sale of shares of our common stock sold in the primary offering. In lieu of the sales commission and the dealer manager fee, the Dealer Manager receives a servicing fee of up to 1.0% of the primary offering price for shares of our common stock issued pursuant to our distribution reinvestment plan.

Property Management Agreement

We are a party to a property management agreement dated January 9, 2006, with the Property Manager, or the Property Management Agreement. We anticipate that the Property Manager may perform certain property management services for us and the Operating Partnership. The Property Manager is an affiliate of the Advisor and was organized in April 2002 to lease and manage real properties acquired by Dividend Capital affiliated entities or other third parties. We pay the Property Manager a property management fee equal to a market based percentage of the annual gross revenues of each of our real properties managed by the Property Manager. The actual percentage will be variable and is dependent upon geographic location and product type (such as office, industrial, retail, multifamily and other property types). In addition, we may pay the Property Manager a separate fee for the one-time initial lease-up of newly constructed real properties it manages for us in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar real properties as determined by a survey of brokers and agents in such area. In the event that the Property Manager assists a tenant with tenant improvements, a separate fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5% of the cost of the tenant improvements. The Property Manager will only provide these services if the provision of the services does not cause any of our income from the applicable real property to be treated as other than rents from real property for purposes of the applicable REIT requirements.

Conflicts of Interest

The Advisor and certain of our other affiliates will experience conflicts of interest in connection with the management of our business affairs, including the following:

•       The directors, officers and other employees of the Advisor must allocate their time between advising us and managing other real estate projects and business activities in which they may be involved;

•       The compensation payable by us to the Advisor and other affiliates may not be on terms that would result from arm’s length negotiations between unaffiliated parties and is payable, in most cases, whether or not our stockholders receive distributions;

•       We cannot guarantee that the terms of any joint venture entered into with affiliated entities proposed by the Advisor will be equally beneficial to us as those that would result from arm’s length negotiations between unaffiliated parties;

•       We may compete with certain affiliates for investments, subjecting the Advisor and its affiliates to certain conflicts of interest in evaluating the suitability of investment opportunities and making or recommending acquisitions on our behalf;

•       Regardless of the quality of the assets acquired, the services provided to us or whether we make distributions to our stockholders, the Advisor and its affiliates will receive certain fees in connection with transactions involving the purchase, management and sale of our real properties; and

•       The Property Manager and the Dealer Manager are affiliates of ours. As a result, (1) we may not always have the benefit of independent property management, (2) we do not have the benefit of an independent dealer manager and (3) stockholders do not have the benefit of an independent third party review of our public offering to the same extent as if we and the Dealer Manager were unaffiliated.

Conflict Resolution Procedures

We are subject to potential conflicts of interest arising out of our relationship with the Advisor and its affiliates. These conflicts may relate to compensation arrangements, the allocation of investment opportunities, the terms and conditions on which various transactions might be entered into by us and the Advisor or its affiliates and other situations in which our interests may differ from those of the Advisor or its affiliates. The procedures set forth below have been adopted by us to address these potential conflicts of interest.

Independent Directors

Our independent directors, acting as a group, will resolve potential conflicts of interest whenever they determine that the exercise of independent judgment by the board of directors or the Advisor or its affiliates could reasonably be compromised. However, the independent directors may not take any action which, under Maryland law, must be taken by the entire board or which is otherwise not within their authority. The independent directors, as a group, are authorized to retain their own legal and financial advisors. Among the matters we expect the independent directors to review and act upon are:

•       The continuation, renewal or enforcement of our agreements with the Advisor and its affiliates, including the Advisory Agreement and the agreement with the dealer manager;

•       Transactions with affiliates, including our directors and officers;

•       Awards under the equity incentive plan; and

•       Pursuit of a potential Liquidity Event.

Those conflict of interest matters that cannot be delegated to the independent directors, as a group, under Maryland law must be acted upon by both the board of directors and the independent directors.

Compensation Involving the Advisor and its Affiliates

The independent directors will evaluate at least annually whether the compensation that we contract to pay to the Advisor and its affiliates is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. The independent directors will supervise the performance of the Advisor and its affiliates and the compensation we pay to them to determine that the provisions of our compensation arrangements are being carried out. This evaluation will be based on the factors set forth below as well as any other factors deemed relevant by the independent directors:

•       The amount of fees paid to the Advisor in relation to the size, composition and performance of our investments;

•       The success of the Advisor in generating investments that meet our investment objectives;

•       Rates charged to other externally advised REITs and other similar investors by advisors performing similar services;

•       Additional revenues realized by the Advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business; and

•       The quality and extent of the services and advice furnished by the Advisor.

Acquisitions Involving Affiliates and Other Related Entities

We will not purchase or lease real properties in which the Advisor, its affiliates or DCT Industrial Trust or any of our directors or officers has an interest without a determination by a majority of the directors not otherwise interested in the transaction (including a majority of the independent directors) that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the Advisor or its affiliates or DCT Industrial Trust unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease real properties to the Advisor or its affiliates or DCT Industrial Trust or to our directors unless a majority of the directors not otherwise interested in the transactions (including a majority of the independent directors) determine the transaction is fair and reasonable to us.

Mortgage Loans Involving Affiliates

Our charter prohibits us from investing in or making mortgage loans in which the transaction is with the Advisor or our directors or officers or any of their affiliates unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any lien or other indebtedness of the Advisor, our directors, our officers or any of their affiliates.

Issuance of Options and Warrants to Certain Affiliates

Our charter prohibits the issuance of options or warrants to purchase our common stock to the Advisor, our directors or officers or any of their affiliates (i) on terms more favorable than we would offer such options or warrants to unaffiliated third parties or (ii) in excess of an amount equal to 10% of our outstanding common stock on the date of grant.

Repurchase of Shares of Common Stock

Our charter prohibits us from paying a fee to the Advisor or our directors or officers or any of their affiliates in connection with our repurchase or redemption of our common stock.

Loans and Expense Reimbursements Involving Affiliates

We will not make any loans to the Advisor or to our directors or officers or any of our other affiliates. In addition, we will not borrow from these affiliates unless the independent directors approve the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or the Advisor or its affiliates.

In addition, our directors and officers and the Advisor and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in this prospectus under the caption “The Advisor and the Advisory Agreement—The Advisory Agreement.”

Voting of Shares of Common Stock Owned by Affiliates

Before becoming a stockholder, the Advisor or a director or officer or any of their affiliates must agree not to vote their shares of common stock regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

Allocation of Investment Opportunities Among Affiliates and Other Related Entities

The Advisor has entered into and may continue to enter into product specialist agreements or other arrangements with affiliates and other related entities that have specialized expertise in specific areas of real property, real estate securities or debt related investments to assist the Advisor in connection with identifying, evaluating and recommending potential investments, performing due diligence, negotiating purchases and managing our assets on a day-to-day basis. The Advisor has engaged Dividend Capital Investments, an affiliate of ours, as product specialist in connection with securities investment management services. In addition, the Advisor has engaged DCT Industrial Trust as product specialist in connection with investments in industrial properties.

In the event that an investment opportunity becomes available which, in the discretion of the Advisor, is suitable for us under all of the factors considered by the Advisor, then the Advisor shall present the opportunity to our board of directors. In determining whether or not an investment opportunity is suitable for us and another program affiliated with the Advisor, the Advisor shall examine, among others, the following factors as they relate to us and each other program:

•       the investment objectives and criteria of each program;

•       the general real property sector or securities and debt related sector investment allocation targets of each program;

•       the cash requirements of each program;

•       the effect of the acquisition both on diversification of each program’s investments by type of commercial property and geographic area, and on diversification of the customers of its properties;

•       the policy of each program relating to leverage of properties;

•       the anticipated cash flow of each program;

•       the income tax effects of the purchase on each program;

•       the size of the investment; and

•       the amount of funds available to each program and the length of time such funds have been available for investment.

If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Advisor, to be more appropriate for a program other than the program that committed to make the investment, the Advisor may determine that another program affiliated with the Advisor or its affiliates may make the investment. Our board of directors has a duty to ensure that the method used by the Advisor for the allocation of investments by two or more affiliated programs seeking to acquire similar types of investments shall be reasonable.

In performance of its role as a product specialist, to the extent that an affiliate or a related entity becomes aware of an investment opportunity that is suitable for us, it is possible that we may, pursuant to the terms of any agreement with such affiliate or such related entity , co-invest equity capital in the form of a joint venture. The terms of any such joint venture shall be no less favorable to us than would be available in an arm’s length transaction with an unaffiliated third party.

Any affiliate that serves as a product specialist in connection with securities investment management services will be required to have adopted trade aggregation and allocation policies designed to promote fairness and equity amongst all of its clients and to minimize risk that any of its clients would be or could be systematically advantaged or disadvantaged through aggregation of trade orders.

Any of our Advisor’s product specialist and joint venture agreements with affiliate(s) may also require that such affiliate(s) provide the Advisor, on a quarterly basis and/or upon reasonable request, such reasonable information required by our board of directors, including our independent directors, to determine whether our conflicts resolution procedures are being fairly applied.

REPORT OF INDEPENDENT DIRECTORS

As Independent Directors of Dividend Capital Total Realty Trust Inc. (the “Company”), we have reviewed the policies being followed by the Company and believe they are in the best interests of its stockholders. The basis for this conclusion is discussed below in the Company’s investment strategy, as well as in the diversified portfolio of real properties, real estate securities and debt related investments acquired to date.

The cornerstone of the Company’s investment strategy is to provide investors seeking a general real estate allocation with a broadly diversified portfolio of real properties, real estate securities and debt related investments. The Advisor actively monitors and manages the Company’s portfolio to achieve diversification across multiple dimensions including (i) direct real estate, securities and debt related investments, (ii) equity and debt capital structures, (iii) real estate property sectors, (iv) geographic markets and (v) tenant profiles. To achieve the Company’s investment objectives, the Company targets to invest on average 65% to 75%, but in any event no less than 60%, of its total assets in real properties, and it intends to invest on average 25% to 35%, but in any event no more than 40%, of its total assets in a combination of real estate securities and debt related investments.

The Advisor and its product specialists have substantial discretion with respect to the selection of real properties, real estate securities and debt related investments. In determining the specific types of real property, real estate securities and debt related investments to make, the Advisor considers certain criteria, including, but not limited to, the following: (i) positioning the overall portfolio to achieve an optimal mix of real property, real estate securities and debt related investments, (ii) diversification benefits relative to real property across multiple sectors, consisting of office, industrial, retail, multifamily and other real property types, (iii) diversification benefits relative to real estate securities and debt related investments by considering exposure limits to investment subclasses and (iv) diversification benefits relative to real property across multiple sectors and geographic markets.

The Company’s goal is a diversified portfolio. As of December 31, 2006, the Company had invested in 14 real properties located in nine distinct markets throughout the United States at a total acquisition cost of approximately $254.8 million, comprising approximately 2.9 million net rentable square feet. In addition, as of December 31, 2006, the Company had invested in various real estate securities and debt related investments, net of dispositions, at a total approximate cost of $75.5 million.

In the aggregate as of April 20, 2007, the Company had invested in total assets of approximately $771.8 million, comprised of approximately $450.6 million in direct real estate investments, $210.9 million in real estate securities and $110.3 million in debt related investments.

We believe the Company’s portfolio of investments as of December 31, 2006 is consistent with the objectives outlined in the Company’s Charter and prospectus and is in the best interests of its stockholders. We believe the Company has continued to operate in that manner to date.

We have reviewed the annual report and transactions with affiliates as outlined in Note 14 to the consolidated financial statements as of December 31, 2006 and for the year then ended included in the Company’s Annual Report on Form 10-K, and in our opinion, the transactions with affiliates reflected therein are fair and reasonable to the Company and its stockholders.

THE INDEPENDENT DIRECTORS OF THE COMPANY
Charles B. Duke
Daniel J. Sullivan
John P. Woodberry

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board of Directors has recommended that Messrs. John A. Blumberg, Marc J. Warren, Charles B. Duke, Daniel J. Sullivan and John P. Woodberry be elected to serve on the Board of Directors, each until the annual meeting of stockholders for 2008 and/or until their respective successors are duly elected and qualify. For certain information regarding each nominee, see “Board of Directors” above.

Each nominee has consented to being named in this proxy statement and to serve if elected. If, prior to the annual meeting, any nominee should become unavailable to serve, the shares of voting securities represented by a properly executed and returned proxy will be voted for such additional person as shall be designated by the Board of Directors, unless the Board of Directors determines to reduce the number of directors in accordance with the Company’s charter and bylaws.

Election of the director nominees named in this proposal requires the affirmative vote of a majority of the shares represented in person or by proxy at the annual meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the Board of Directors’ nominees. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them. Abstentions and broker non-votes, if any, will not be counted as having been voted and will have the effect of votes against the election of directors. Stockholders may not cumulate votes in the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTORS IDENTIFIED ABOVE.

PROPOSAL NO. 2
APPROVAL OF CERTAIN CHARTER AMENDMENTS TO CONFORM
WITH GUIDELINES UNDER STATE SECURITIES LAWS

Undertaking to Amend Charter

In connection with our ongoing public offering, we filed our Charter and certain other documents with the SEC and with the state securities administrators in all states. Certain states require that our Charter conform with the “Statement of Policy Regarding Real Estate Investments Trusts” (the “Guidelines”) adopted by the North American Securities Administrators Association. In general, the Guidelines are intended to protect investors in REITs by imposing certain requirements and standards on the structure of the REIT and on the terms of its charter documents.

The Commonwealth of Pennsylvania identified five provisions of our Charter that deviate slightly from certain requirements contained in the Guidelines. These provisions are identified below. As a condition of allowing our public offering to be made in Pennsylvania, we agreed to amend these provisions of our Charter in order to conform with the Guidelines.

The Proposed Amendments

The specific Charter amendments required by Pennsylvania and proposed for stockholder approval are as follows:

(i)    In the definition of “Acquisition Expenses,” change “title insurance premiums” to “title insurance.” As amended, “Acquisition Expenses” would be defined as follows:

Acquisition Expenses.   The term “Acquisition Expenses” shall mean any and all expenses incurred by the Corporation, the Advisor, or any Affiliate of either in connection with the selection, acquisition or development of any Asset, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance, and the costs of performing due diligence.

(ii)   Add “limited liability company” to the definition “Person.” As amended, “Person” would be defined as follows:

Person.   The term “Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

(iii) Remove the phrase “except as permitted by law” from part (v) of Section 12.2. As amended, Section 12.2 would provide as follows:

Section 12.2        Voting Rights of Stockholders.   Subject to the provisions of any class or series of Shares then outstanding and the mandatory provisions of any applicable laws or regulations, the Stockholders shall be entitled to vote only on the following matters: (a) election or removal of Directors, without the necessity for concurrence by the Board, as provided in Sections 12.1, 8.4 and 8.11 hereof; (b) amendment of the Charter, without the necessity for concurrence by the Board, as provided in Article XIV hereof; (c) dissolution of the Corporation, without the necessity for concurrence by the Board; (d) merger or consolidation of the Corporation, or the sale or other disposition of all or substantially all of the Corporation’s assets; and (e) such other matters with respect to which the Board of Directors has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the Stockholders for approval or ratification. Except with respect to the foregoing matters, no action taken by the Stockholders at any meeting shall in any way bind the Board. Without the approval of a majority of the Shares entitled to vote on the matter, the Board may not (i) amend the Charter to materially and adversely affect the rights, preferences and privileges of the Stockholders; (ii) amend provisions of the Charter relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions; (iii) liquidate or dissolve the Corporation other than before the initial investment in property; (iv) sell all or substantially all of the Corporation’s assets other than in the ordinary course of business or as otherwise permitted by law; or (v) cause the merger or reorganization of the Corporation.

(iv)  Remove the phrase “for a reasonable charge” from Section 12.4. As amended, Section 12.4 would provide as follows:

Section 12.4        Right of Inspection.   Any Stockholder and any designated representative thereof shall be permitted access to the records of the Corporation to which it is entitled under applicable law at all reasonable times, and may inspect and copy any of them. Inspection of the Corporation’s books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.

(v)   In the definition of “Contract Purchase Price,” remove the phrase “the amount actually paid or allocated in respect of the purchase of other assets.” As amended, “Contract Purchase Price” would be defined as follows:

Contract Purchase Price.   The term “Contract Purchase Price” shall mean the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a Property or the amount of funds advanced with respect to a Mortgage, in each case exclusive of Acquisition Fees and Acquisition Expenses.

Purpose of the Charter Amendments

The proposed Charter amendments will eliminate minor inconsistencies between our existing Charter and the Guidelines. Each of these amendments is intended to benefit our stockholders. As a condition of being allowed to make our public offering in Pennsylvania, we have agreed to submit the proposed Charter amendments to our stockholders and recommend that they be approved.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the approval of the Charter amendments set forth above.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Proposed Independent Registered Public Accounting Firm

KPMG LLP, independent registered public accountants, has served as the independent registered public accounting firm for us and our subsidiaries for the fiscal year ended December 31, 2006. The Audit Committee of the Board of Directors has appointed KPMG LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2007 and has further directed that the selection of the independent registered public accounting firm be submitted for ratification by the stockholders at the Annual Meeting.

Representatives of KPMG LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the ratification of the appointment of KPMG LLP as independent registered public accounting firm for the Company for fiscal year 2007.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS AND
PROPOSALS FOR 2008 ANNUAL MEETING

Proposals received from stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2008 annual meeting of stockholders if they are received by the Company on or before January 1, 2008. Any proposal should be directed to the attention of the Company’s Secretary at 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202.

In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c), such proposal must be received by the Company not later than the last date for submission of stockholder proposals under the Company’s Bylaws. In order for a proposal relating to business to be conducted at our 2008 annual meeting of stockholders to be “timely” under the Company’s current Bylaws, it must be received by the secretary of the Company at our principal executive office not earlier than the 150th day nor later than 5:00 pm, Mountain Time, on the 120th day prior to April 30, 2008. However, in the event that the date of the 2008 annual meeting of stockholders is advanced or delayed by more than 30 days from June 21, 2008, a proposal by the stockholders to be timely must be received not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 pm, Mountain Time, on the later of the 120th day prior to the day of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

For additional requirements, a stockholder may refer to our Bylaws, a copy of which may be obtained from our Secretary. If we do not receive timely notice pursuant to our Bylaws, the proposal may be excluded from consideration at the meeting.

OTHER MATTERS

The Board of Directors knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, including a proposal omitted from this Proxy Statement in accordance with Rule 14a-8 under the Exchange Act, the proxies will be voted on such matters in accordance with the discretion of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

No person is authorized to give any information or to make any representation not contained in this proxy statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this proxy statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the proxy statement.

ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC at 100 F Street N.E., Washington, D.C. 20549. You may read and copy any reports, statements or other information we file at the SEC’s public reference rooms in Washington, D.C. and New York, New York. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and on the web site maintained by the SEC at www.sec.gov. Such information will also be furnished upon written request to Dividend Capital Total Realty Trust Inc., 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202, Attention: Investor Relations and can also be accessed through our website at www.dividendcapital.com.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Dividend Capital Total Realty Trust Inc., 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202, Attention: Investor Relations.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE ON THE ELECTION OF DIRECTORS AND THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2007. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL 30, 2007. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS NOR THE ELECTION OF THE NOMINEES DESCRIBED HEREIN WILL CREATE ANY IMPLICATION TO THE CONTRARY.

By Order of the Board of Directors,

Troy J. Bloom
Secretary
Denver Colorado
April 30, 2007

FORM OF PROXY CARD

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 21, 2007

The undersigned stockholder of Dividend Capital Total Realty Trust Inc., a Maryland corporation (the “Company”), hereby appoints Troy J. Bloom and James R. Giuliano III, and each of them, the proxy or proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held on June 21, 2007 at 10 a.m. MST, at The Westin Tabor Center, Lawrence B Conference Room, 1672 Lawrence Street, Denver, CO 80202 and any postponements or adjournments thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers that the undersigned would have if personally present thereat.

The votes entitled to be cast by the undersigned, when this proxy is properly executed, will be cast in the manner directed on the reverse side.  If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” all nominees listed in Proposal 1 and “FOR” Proposals 2 and 3.  The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

*************

ANNUAL MEETING OF STOCKHOLDERS OF

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

Please date, sign and mail your proxy card in the envelope provided as soon as possible

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1, AND “FOR” PROPOSAL 2.  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Proposal 1             Election of directors to serve on the Board of Directors of Dividend Capital Total Realty Trust Inc. (the “Company”) until the 2008 annual meeting of stockholders and/or until their successors are duly elected and qualify.

Nominees:
John A. Blumberg	o
Marc J. Warren	o
Charles B. Duke	o
Daniel J. Sullivan	o
John P. Woodberry	o

FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT (See instructions below)
☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here

Proposal 2.                                     Approval of limited amendments to the Company’s Charter which will cause the Charter to conform with certain guidelines under state securities laws.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 3.                                     Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2007.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 4.                                     To vote and otherwise represent the undersigned on any other matter that properly comes before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

The votes entitled to be cast by the undersigned, when this proxy is  properly executed, will be cast in the manner directed below.  If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” all nominees listed in Proposal 1 and “FOR” Proposals 2 and 3.  The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

The undersigned hereby acknowledges receipt of the Company’s Annual Report to Stockholders for fiscal year ended December 31, 2006 and the accompanying Notice of Annual Meeting and Proxy Statement, the terms of each of which are incorporated by reference, and hereby revokes any proxy or proxies heretofore given with respect to the matters set forth above.

Signature of Stockholder	Date	Signature of Stockholder	Date

Note: Please sign exactly as your name or name(s) appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in authorization name by authorized person.